Exhibit 99.1

CareTrust REIT Announces Fourth Quarter and Full Year 2016 Operating Results

Conference Call Scheduled for Wednesday, February 8, 2017 at 1:00 pm ET

SAN CLEMENTE, Calif., Feb. 07, 2017 (GLOBE NEWSWIRE) – CareTrust REIT, Inc. (NASDAQ:CTRE) reported today operating results for the fourth quarter of 2016 and for the full year 2016, as well as other recent events.

For the quarter, CareTrust REIT:

•	Posted net income of $0.14, normalized FFO of $0.28 and normalized FAD of $0.29, all per diluted weighted-average common share;

•	Raised $80.9 million net proceeds in an underwritten public equity offering;

•	Acquired four properties (consisting of three skilled nursing facilities and one skilled nursing campus) and initiated a new net-lease tenant relationship with Priority Management Group; and

•	Invested approximately $95.9 million (inclusive of transaction costs) at a blended initial cash yield of 8.9%.

For the full year 2016, CareTrust REIT:

•	Posted net income of $0.52, normalized FFO of $1.10 and normalized FAD of $1.17, all per diluted weighted-average common share;

•	Raised $186.7 million net proceeds in two underwritten public equity offerings;

•	Acquired 33 properties (consisting of 17 skilled nursing facilities, 13 assisted living facilities, and three skilled nursing campuses), initiated seven new net-lease tenant relationships, and expanded four existing net-lease tenant relationships;

•	Made two preferred equity investments to develop two skilled nursing facilities, both of which are currently under construction;

•	Invested approximately $288.0 million (inclusive of transaction costs) at a blended initial cash yield of 9.0%; and

•	Garnered multiple credit rating increases, with Moody’s raising both its corporate credit rating on CareTrust REIT and its rating on CareTrust REIT’s 5.875% Senior Unsecured Notes to B1 (from B2), each with a stable outlook, and Standard & Poor’s raising both its corporate credit rating on CareTrust to B+ (from B), with a stable outlook, and its issue rating on CareTrust REIT’s 5.875% Senior Unsecured Notes to BB- (from B+).

Subsequent to year-end, CareTrust REIT acquired two assisted living facilities for approximately $26.1 million (inclusive of transaction costs), generating an initial cash yield of 8.3%.

Approximately $288.0 Million in Full Year 2016 New Investments

Discussing CareTrust REIT’s progress during the quarter and full year 2016, Chairman and Chief Executive Officer Greg Stapley remarked, “Our fourth quarter Texas acquisition and related new operator relationship, together with our equity raise to match-fund the acquisition, brought a great finish to the year.” He noted that 2016 saw the company further its disciplined growth and diversification strategy, nearly doubling its operator bullpen, reducing run-rate debt-to-EBITDA to 4.6x, and crossing the $100 million run-rate rental revenue mark. “We look forward to leveraging our operating experience and platform to again generate solid returns for our shareholders in 2017.”

Financial Results for the Fourth Quarter and Full Year 2016

Chief Financial Officer Bill Wagner reported that for the quarter, CareTrust REIT generated net income of $8.4 million, or $0.14 per diluted weighted-average common share, normalized FFO of $17.2 million or $0.28 per diluted weighted-average common share, and normalized FAD of $18.0 million or $0.29 per diluted weighted-average common share.

For the full year 2016, Mr. Wagner reported that CareTrust REIT generated net income of $29.4 million, or $0.52 per diluted weighted-average common share, normalized FFO of $62.0 million or $1.10 per diluted weighted-average common share, and normalized FAD of $65.6 million or $1.17 per diluted weighted-average common share.

Capital Events and Liquidity

Mr. Wagner also discussed CareTrust REIT’s liquidity, reviewing its 2016 underwritten public equity offerings and at-the-market program activity. With its March and November 2016 public equity offerings, CareTrust REIT issued and sold approximately 16.1 million shares of common stock at average prices of $11.35 and $13.35 per share respectively, for an aggregate $186.7 million in net proceeds. With its 2016 at-the-market offerings, CareTrust REIT issued approximately 0.9 million shares of common stock at an average price of $15.31 per share for $14.1 million in gross proceeds. Subsequent to year-end, CareTrust REIT issued approximately 1.1 million shares at an average price of $15.46 per share for $16.6 million in gross proceeds under the at-the-market program.

Mr. Wagner further reported a year-end outstanding balance of approximately $95.0 million under CareTrust REIT’s $300 million unsecured revolving credit facility. Currently, there is approximately $110.0 million outstanding under the revolver. He added that CareTrust REIT’s run-rate debt-to-EBITDA ratio was approximately 4.6x, and its debt-to-enterprise value was approximately 32%, each at year-end. He also noted that CareTrust continues to have no property-level debt and, taking into account existing extension rights, no debt maturing before 2020.

2017 Net Income, FFO and FAD Guidance Issued

Mr. Wagner provided CareTrust REIT’s 2017 earnings guidance projecting, on a per-diluted weighted-average common share basis, net income of approximately $0.60 to $0.62, normalized FFO of approximately $1.11 to $1.13, and normalized FAD of approximately $1.18 to $1.20. This 2017 guidance assumes no new acquisitions beyond those made to date, no new debt incurrences or new equity issuances, and no future CPI-based rent escalators under CareTrust REIT’s long-term net-leases.

Dividend Declared

During the quarter, CareTrust declared a quarterly dividend of $0.17 per common share, bringing the full year 2016 dividend to $0.68 per common share. “Our 2016 dividends represent a FFO payout ratio of approximately 62% based on our actual 2016 FFO,” said Mr. Wagner. “At this level, our dividend remains among the best-protected of all our industry peers, while giving us ample additional growth capital to reinvest and providing a solid overall return to our shareholders,” he added.

Conference Call

A conference call will be held on Wednesday, February 8, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust REIT’s management will discuss fourth quarter and full year 2016 results, recent developments and other matters affecting CareTrust REIT’s business and prospects. The dial-in number for this call is (844) 220-4972 (U.S.) or (317) 973-4053 (International). The conference ID number is 65149740. To listen to the call online, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com. The call will be recorded, and will be available for replay via the website for 30 days following the call.

About CareTrust REITTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition and leasing of seniors housing and healthcare-related properties. With 153 net-leased healthcare properties and three operated seniors housing properties in 20 states, CareTrust is pursuing opportunities across the nation to acquire properties that will be leased to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of our operators and their respective facilities.

Words such as “anticipate,” “believe,” “could,” expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. Our forward-looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability to achieve some or all of the expected benefits from the completed spin-off from The Ensign Group, Inc. (“Ensign”); (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them and the ability and willingness of Ensign to meet and/or perform its obligations under the contractual arrangements that it entered into with us in connection with such spin-off, including its triple-net long-term leases with us, and any of its obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability and willingness of our tenants to (a) comply with laws, rules and regulations in the operation of the properties we lease to them, and (b) renew their leases with us upon expiration, or in the alternative, (c) our ability to reposition and re-let our properties on the same or better terms in the event of nonrenewal or replacement of an existing tenant and any obligations, including indemnification obligations, that we may incur in replacing an existing tenant; (iv) the availability of, and the ability to identify and acquire, suitable acquisition opportunities and lease the same to reliable tenants on accretive terms; (v) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain and properly incentivize key management personnel; (ix) the ability to maintain our status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax laws and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors identified in our filings with the Securities and Exchange Commission (“SEC”), including those in our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading entitled “Risk Factors.”

Information in this press release or the related conference call is provided as of December 31, 2016, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise.

As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Contact Information

CareTrust REIT, Inc.

(949) 542-3130

ir@caretrustreit.com

SOURCE: CareTrust REIT, Inc.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)
Revenues:
Rental income	$25,269	$20,110	$93,126	$65,979
Tenant reimbursements	2,031	1,631	7,846	5,497
Independent living facilities	793	642	2,970	2,510
Interest and other income	150	249	737	965

Total revenues	28,243	22,632	104,679	74,951

Expenses:
Depreciation and amortization	8,532	7,040	31,965	24,133
Interest expense	5,829	6,145	23,199	25,256
Property taxes	2,031	1,631	7,846	5,497
Independent living facilities	623	598	2,549	2,376
Acquisition costs	2	—	205	—
General and administrative	2,573	2,215	9,297	7,655

Total expenses	19,590	17,629	75,061	64,917

Other income (expense):
Loss on sale of real estate	(265)	—	(265)	—

Net income	$8,388	$5,003	$29,353	$10,034

Earnings per common share:
Basic	$0.14	$0.10	$0.52	$0.26

Diluted	$0.14	$0.10	$0.52	$0.26

Weighted average shares outstanding:
Basic	60,875	47,660	56,030	37,380

Diluted	60,875	47,660	56,030	37,380

Dividends declared per common share	$0.17	$0.16	$0.68	$0.64

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter	Year	Year
	Ended	Ended	Ended	Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income	$8,388	$5,003	$29,353	$10,034
Depreciation and amortization	8,532	7,040	31,965	24,133
Interest expense	5,829	6,145	23,199	25,256
Amortization of stock-based compensation	339	427	1,546	1,522

EBITDA	23,088	18,615	86,063	60,945
Acquisition costs	2	—	205	—
Loss on sale of real estate	265	—	265	—

Normalized EBITDA	$23,355	$18,615	$86,533	$60,945

Net income	$8,388	$5,003	$29,353	$10,034
Real estate related depreciation and amortization	8,505	7,018	31,865	24,075
Loss on sale of real estate	265	—	265	—

Funds from Operations (FFO)	17,158	12,021	61,483	34,109
Write-off of deferred financing fees	—	—	326	1,208
Acquisition costs	2	—	205	—

Normalized FFO	$17,160	$12,021	$62,014	$35,317

Net income	$8,388	$5,003	$29,353	$10,034
Real estate related depreciation and amortization	8,505	7,018	31,865	24,075
Amortization of deferred financing fees	561	551	2,239	2,200
Amortization of stock-based compensation	339	427	1,546	1,522
Straight-line rental income	(72)	—	(150)	—
Loss on sale of real estate	265	—	265	—

Funds Available for Distribution (FAD)	17,986	12,999	65,118	37,831
Write-off of deferred financing fees	—	—	326	1,208
Acquisition costs	2	—	205	—

Normalized FAD	$17,988	$12,999	$65,649	$39,039

FFO per share	$0.28	$0.25	$1.09	$0.91

Normalized FFO per share	$0.28	$0.25	$1.10	$0.94

FAD per share	$0.29	$0.27	$1.16	$1.01

Normalized FAD per share	$0.29	$0.27	$1.17	$1.04

Diluted weighted average shares outstanding [1]	61,028	47,802	56,186	37,545

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED INCOME STATEMENTS - 5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Revenues:
Rental income	$20,110	$20,897	$22,781	$24,179	$25,269
Tenant reimbursements	1,631	1,797	1,929	2,089	2,031
Independent living facilities	642	681	730	766	793
Interest and other income	249	254	261	72	150

Total revenues	22,632	23,629	25,701	27,106	28,243

Expenses:
Depreciation and amortization	7,040	7,293	7,892	8,248	8,532
Interest expense	6,145	6,187	5,440	5,743	5,829
Property taxes	1,631	1,797	1,929	2,089	2,031
Independent living facilities	598	620	598	708	623
Acquisition costs	—	—	—	203	2
General and administrative	2,215	2,230	2,211	2,283	2,573

Total expenses	17,629	18,127	18,070	19,274	19,590

Other income (expense):
Loss on sale of real estate	—	—	—	—	(265)

Net income	$5,003	$5,502	$7,631	$7,832	$8,388

Diluted earnings per share	$0.10	$0.11	$0.13	$0.13	$0.14

Diluted weighted average shares outstanding	47,660	48,101	57,478	57,595	60,875

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES—5 QUARTER TREND

(in thousands, except per share amounts)

(unaudited)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Net income	$5,003	$5,502	$7,631	$7,832	$8,388
Depreciation and amortization	7,040	7,293	7,892	8,248	8,532
Interest expense	6,145	6,187	5,440	5,743	5,829
Amortization of stock-based compensation	427	431	437	339	339

EBITDA	18,615	19,413	21,400	22,162	23,088
Acquisition costs	—	—	—	203	2
Loss on sale of real estate	—	—	—	—	265

Normalized EBITDA	$18,615	$19,413	$21,400	$22,365	$23,355

Net income	$5,003	$5,502	$7,631	$7,832	$8,388
Real estate related depreciation and amortization	7,018	7,270	7,867	8,223	8,505
Loss on sale of real estate	—	—	—	—	265

Funds from Operations (FFO)	12,021	12,772	15,498	16,055	17,158
Write-off of deferred financing fees	—	326	—	—	—
Acquisition costs	—	—	—	203	2

Normalized FFO	$12,021	$13,098	$15,498	$16,258	$17,160

Net income	$5,003	$5,502	$7,631	$7,832	$8,388
Real estate related depreciation and amortization	7,018	7,270	7,867	8,223	8,505
Amortization of deferred financing fees	551	556	561	561	561
Amortization of stock-based compensation	427	431	437	339	339
Straight-line rental income	—	—	—	(78)	(72)
Loss on sale of real estate	—	—	—	—	265

Funds Available for Distribution (FAD)	12,999	13,759	16,496	16,877	17,986
Write-off of deferred financing fees	—	326	—	—	—
Acquisition costs	—	—	—	203	2

Normalized FAD	$12,999	$14,085	$16,496	$17,080	$17,988

FFO per share	$0.25	$0.26	$0.27	$0.28	$0.28

Normalized FFO per share	$0.25	$0.27	$0.27	$0.28	$0.28

FAD per share	$0.27	$0.29	$0.29	$0.29	$0.29

Normalized FAD per share	$0.27	$0.29	$0.29	$0.30	$0.29

Diluted weighted average shares outstanding [1]	47,802	48,258	57,667	57,739	61,028

[1]	For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2016	December 31, 2015
Assets
Real estate investments, net	$893,918	$645,614
Other real estate investments	13,872	8,477
Cash and cash equivalents	7,500	11,467
Accounts receivable	5,896	2,342
Prepaid expenses and other assets	1,369	2,083
Deferred financing costs, net	2,803	3,183

Total assets	$925,358	$673,166

Liabilities and Equity
Senior unsecured notes payable, net	$255,294	$254,229
Senior unsecured term loan, net	99,422	—
Unsecured revolving credit facility	95,000	45,000
Mortgage notes payable, net	—	94,676
Accounts payable and accrued liabilities	12,137	9,269
Dividends payable	11,075	7,704

Total liabilities	472,928	410,878

Equity:
Common stock	648	477
Additional paid-in capital	611,475	410,217
Cumulative distributions in excess of earnings	(159,693)	(148,406)

Total equity	452,430	262,288

Total liabilities and equity	$925,358	$673,166

CARETRUST REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$29,353	$10,034
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization (including a below-market ground lease)	31,980	24,133
Amortization of deferred financing costs	2,239	2,200
Write-off of deferred financing costs	326	1,208
Amortization of stock-based compensation	1,546	1,522
Straight-line rental income	(150)	—
Non cash interest income	(737)	(945)
Loss on sale of real estate	265	—
Change in operating assets and liabilities:
Accounts receivable	(3,404)	(2,326)
Accounts receivable due from related party	—	2,275
Prepaid expenses and other assets	84	(86)
Accounts payable and accrued liabilities	2,929	2,239

Net cash provided by operating activities	64,431	40,254

Cash flows from investing activities:
Acquisitions of real estate	(281,228)	(232,466)
Improvements to real estate	(762)	(187)
Purchases of equipment, furniture and fixtures	(151)	(276)
Preferred equity investments	(4,656)	—
Escrow deposits for acquisition of real estate	(700)	(1,750)
Net proceeds from the sale of real estate	2,855	30

Net cash used in investing activities	(284,642)	(234,649)

Cash flows from financing activities:
Proceeds from the issuance of common stock, net	200,402	162,963
Proceeds from the issuance of senior unsecured term loan	100,000	—
Borrowings under unsecured revolving credit facility	255,000	45,000
Payments on unsecured revolving credit facility	(205,000)	—
Borrowings under senior secured revolving credit facility	—	35,000
Repayments of borrowings under senior secured revolving credit facility	—	(35,000)
Payments on the mortgage notes payable	(95,022)	(3,183)
Payments of deferred financing costs	(1,352)	(2,303)
Net-settle adjustment on restricted stock	(515)	(145)
Dividends paid on common stock	(37,269)	(21,790)

Net cash provided by financing activities	216,244	180,542

Net decrease in cash and cash equivalents	(3,967)	(13,853)
Cash and cash equivalents beginning of period	11,467	25,320

Cash and cash equivalents end of period	$7,500	$11,467

CARETRUST REIT, INC.

DEBT SUMMARY

(dollars in thousands)

(unaudited)

			December 31, 2016
Debt	Interest Rate	Maturity Date	Principal	% of Principal	Deferred Loan Costs	Net Carrying Value
Fixed Rate Debt
Senior unsecured notes payable	5.875%	2021	$260,000	57.1%	$(4,706)	$255,294
Floating Rate Debt
Senior unsecured term loan [1]	2.820%	2023	100,000	22.0%	(578)	99,422
Unsecured revolving credit facility [2]	2.620%	2019	95,000	20.9%	— [3]	95,000

	2.723%		195,000	42.9%	(578)	194,422

Total Debt	4.524%		$455,000	100.0%	$(5,284)	$449,716

[1]	Funds can be borrowed at applicable LIBOR plus 1.95% to 2.60% or at the Base Rate (as defined) plus 0.95% to 1.6%.
[2]	Funds can be borrowed at applicable LIBOR plus 1.75% to 2.40% or the Base Rate (as defined) plus 0.75% to 1.4%.
[3]	Deferred financing fees are not shown net for the unsecured revolving credit facilty and are included in assets on the balance sheet.

CARETRUST REIT, INC.

RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES

(shares in thousands)

(unaudited)

2017 Guidance

	Low	High
Net income	$0.60	$0.62
Real estate related depreciation and amortization	0.51	0.51

Funds from Operations (FFO)	1.11	1.13

Normalized FFO	$1.11	$1.13

Net income	$0.60	$0.62
Real estate related depreciation and amortization	0.51	0.51
Amortization of deferred financing fees	0.03	0.03
Amortization of stock-based compensation	0.04	0.04
Straight-line rental income	(0.00)	(0.00)

Funds Available for Distribution (FAD)	1.18	1.20

Normalized FAD	$1.18	$1.20

Weighted average shares outstanding:
Diluted	66,262	66,262

Non-GAAP Financial Measures

EBITDA represents net income before interest expense (including amortization of deferred financing costs) and amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as costs associated with the spin-off, impairments, expensed acquisition costs, and gains or losses on the sale of real estate. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.

Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.

FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT’s definition.

FAD is defined as FFO excluding non-cash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing costs and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.

In addition, the Company reports normalized FFO and normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as costs associated with the spin-off, written-off deferred financing fees, expensed acquisition costs, and other unanticipated charges. By excluding these items, investors, analysts and our management can compare normalized FFO and normalized FAD between periods more consistently.

While FFO, normalized FFO, FAD and normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, normalized FFO, FAD and normalized FAD do not purport to be indicative of cash available to fund future cash requirements.

Further, the Company’s computation of FFO, normalized FFO, FAD and normalized FAD may not be comparable to FFO, normalized FFO, FAD and normalized FAD reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define FAD differently than the Company does.

The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, normalized FFO, FAD and normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure and indebtedness, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, normalized FFO, FAD and normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and normalized FAD, by excluding non-cash income and expenses such as amortization of stock-based compensation, amortization of deferred financing costs, and the effects of straight-line rent, FFO, normalized FFO, FAD and normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.